Exhibit 23.2

                               KPMG SAN TONG CORP.

                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby give our consent to the incorporation by reference in this Registration Statement on Form F-3 of Cordiant Communications Group plc
("Cordiant") of our report dated August 31, 1999 with respect to the balance sheet of Diamond Ad Ltd as of June 30, 1999 and the related statements of operations and accumulated deficit, and cash flows for the year then ended, which report is included in the Form 6-K of Cordiant dated September 25, 2000.

Yours faithfully

KPMG San Tong Corp.



Seoul, South Korea

September 25, 2000